Exhibit 24.1

HOBE & LUCAS
CERTIFIED PUBLIC ACCOUNTANTS, INC.

                                                                       Suite 510
                                                              4807 Rockside Road
                                                        Independence, Ohio 44131
                                                             Tel: (216) 524-8900
                                                             Fax: (216) 524-8777

Edward A. Barth
E and S Holdings, Inc.
5046 East Boulevard Northwest
Canton, Ohio 44718

                        CONSENT OF INDEPENDENT AUDITORS'

This firm was the independent auditor for E and S Holdings, Inc. (a development stage company) as of May 31, 2002, and the period beginning June 20, 2001 (inception) and ended May 31, 2002. In this context, we understand that the Company is filing a Form SB-2A5 with the Securities and Exchange Commission.

Pursuant to Item 601(b) (23) of regulation S-K, this letter will serve as our consent for the Company to file with the Form SB-2A5 our Independent Auditors Report dated July 2, 2002 and to the reference of Hobe & Lucas, Certified Public Accountants, Inc., therein.



                                              /s/ Hobe & Lucas CPAs, Inc.
                                              Hobe & Lucas
                                              Certified Public Accountants, Inc.


Independence, Ohio
August 27, 2002